UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 3, 2008
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On January 3, 2008, PolyOne Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, the lenders party thereto, Citicorp USA, Inc., as administrative agent and as issuing bank, and The Bank of New York, as paying agent. The Credit Agreement provides for an unsecured revolving and letter of credit facility with total commitments of up to $40 million. The Credit Agreement expires on March 20, 2011.
          Borrowings under the revolving credit facility bear interest, at the Company’s option, at either a alternative base rate, which is a rate per annum equal to the higher of an applicable base rate in effect on such day and the Federal Funds Rate in effect on such day plus 1/2 of 1%, or an interest rate per annum equal to the LIBOR Rate multiplied by an applicable exchange rate adjustment.
          The Credit Agreement contains covenants that, among other things, restrict the Company’s ability to incur additional indebtedness and incur liens, and contains various other customary provisions, including affirmative and negative covenants, and representations and warranties.
          The Credit Agreement also contains events of default customary for such financings, including, but not limited to: nonpayment of principal, interest or fees; violations of covenants; inaccuracies of representations and warranties; default under any mortgage, indenture or debt instrument; and events of bankruptcy or insolvency. Amounts owed under the Credit Agreement may be accelerated upon the occurrence of various events of default set forth therein.
          The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
          10.1 Credit Agreement, dated January 3, 2008, by and among PolyOne Corporation, the lenders party thereto, Citicorp USA, Inc., as administrative agent and as issuing bank, and The Bank of New York, as paying agent.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 3, 2008

POLYONE CORPORATION
By	/s/ Lisa Kunkle
Name: Lisa Kunkle
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit Description

10.1	Credit Agreement, dated January 3, 2008, by and among PolyOne Corporation, the lenders party thereto, Citicorp USA, Inc., as administrative agent and as issuing bank, and The Bank of New York, as paying agent.